Exhibit 99.1

NeOnc Technologies Signs $50 Million Non-Binding Strategic Term Sheet with Quazar
Investment to Launch GCC & MENA Expansion and Clinical Trials Platform

CALABASAS, Calif., July 08, 2025 -- NeOnc Technologies Holdings, Inc. (NASDAQ: NTHI), a clinical-stage biotechnology company advancing transformative treatments for brain and central nervous system cancers, today announced it has signed a non-binding term sheet with Quazar Investment to form a new UAE-based investment and clinical platform focused on the Middle East and North Africa (MENA) region.

The non-binding term sheet outlines the formation of NuroMENA Holdings Ltd, a wholly owned holding company of NeOnc, which will oversee the incorporation of NuroCure, an Abu Dhabi onshore operating subsidiary. NuroCure will be responsible for initiating and managing clinical trials for NeOnc’s late-stage drug candidates, NEO100-01 NEO100-02 NEO100-03 pediatric drug and NEO212, across the UAE and the wider GCC and MENA region.

The partnership leverages the UAE’s clinical trial infrastructure through Cleveland Clinic Abu Dhabi, which conducts trials under US FDA protocols. NeOnc’s Scientific Advisory Board includes Dr. David Peereboom, Head of Neuro-Oncology at Cleveland Clinic, positioning the company for seamless implementation of its UAE clinical programs.

The non-binding term sheet contemplates a $50 million equity investment, subject to execution of definitive documentation expected by July 10, 2025. The investment is contingent upon NeOnc Technologies satisfying certain conditions within 120 days of execution.

Highlights from the Non-Binding Term Sheet include:

●	Strategic Capital Raise: Quazar will control and lead a capital formation round of up to $50 million, priced at $25 per share.

●	Use of Proceeds:

○	70% of the funds will be used to acquire NeOnc Technologies Holdings (NASDAQ: NTHI) common stock at $25/share, directly from NEONC.

○	30% will be allocated toward launching and scaling clinical trials, regulatory filings, and infrastructure development across the UAE and MENA region, through NuroCure, the Abu Dhabi-based operating company.

Contingency and Conditions Precedent:

The transaction closing is subject to completion of the following deliverables by NeOnc Technologies within 120 days of execution:

1.	Formal approval by the NeOnc Technologies Board of Directors, which was completed on June 30, 2025.

2.	Legal formation of NuroMENA and NuroCure in Abu Dhabi.

3.	Execution and transfer of a Sub-License Agreement from NeOnc to NuroCure, covering NEO100 and NEO212, pursuant to NeOnc’s license from USC Stevens Center for Innovation.

4.	Finalization of offering documents, including subscription agreements and a shareholder agreement.

5.	Approval of a comprehensive two-year business plan and budget, outlining operational and clinical milestones.

Further to the term sheet, NeOnc Technologies and NuroCure will execute an exclusive Sub-License Agreement covering the UAE and the wider GCC and MENA region with respect to NEO100 and NEO212, such sub-license to be made pursuant to NeOnc’s existing exclusive license from USC Stevens Center for Innovation. The term sheet also outlines the parameters of a capital formation strategy for NuroMENA which if executed would help fund the clinical efforts of each of NeOnc Technologies and NuroCure.

The transactions contemplated by the term sheet are subject to a variety of conditions, including, but not limited to, approval of final documentation.

This partnership marks the first international expansion of NeOnc’s clinical programs. Further to the term sheet and referenced sub-license, NuroCure will initiate clinical trials in the UAE for NEO100, a promising candidate for Diffuse Intrinsic Pontine Glioma (DIPG), and NEO212, a therapy targeting glioblastoma multiforme (GBM). These are among the most aggressive and underserved brain cancers in both adult and pediatric populations.

Amir Heshmatpour, Executive Chairman & President of NeOnc Technologies Holdings, Inc., stated:

“We believe this partnership should allow us to bring our lifesaving work into the heart of the MENA region. With Quazar’s strategic support and our shared commitment to transformative brain cancer therapies, we are building a model that combines global innovation with regional precision.

Quazar Investment, a $3.3 billion USD family office and holdings platform, is one of the most respected institutional partners in the UAE, with 99% of its partnerships and business conducted in collaboration with UAE Government entities. Their endorsement and participation underscore the regional confidence in our mission and the powerful long-term value we aim to deliver for patients and shareholders alike.

As the next step, we will focus on finalizing the negotiations we have started with the USC Stevens Center for Innovation to sub-license NeOnc’s robust therapeutic platform and intellectual property—which includes over 177 patents worldwide—to NuroCure, our newly formed operational arm in the region.”

ABOUT NEONC TECHNOLOGIES HOLDINGS, INC.

NeOnc Technologies Holdings, Inc. is a clinical-stage life sciences company focused on the development and commercialization of central nervous system therapeutics that are designed to address the persistent challenges in overcoming the blood-brain barrier. The company’s NEO™ drug development platform has produced a portfolio of novel drug candidates and delivery methods with patent protections extending to 2038. These proprietary chemotherapy agents have demonstrated positive effects in laboratory tests on various types of cancers and in clinical trials treating malignant gliomas. NeOnc’s NEO100™ and NEO212™ therapeutics are in Phase II human clinical trials and are advancing under FDA Fast-Track and Investigational New Drug (IND) status. The company has exclusively licensed an extensive worldwide patent portfolio from the University of Southern California consisting of issued patents and pending applications related to NEO100, NEO212, and other products from the NeOnc patent family for multiple uses, including oncological and neurological conditions.

For more about NeOnc and its pioneering technology, visit neonc.com.

Important Cautions Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “intend,” “expect,” “plan,” “budget,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “evaluating,” or similar words. Statements that contain these words should be read carefully, as they discuss our future expectations, projections of future results of operations or financial condition, or other forward-looking information.

Examples of forward-looking statements include, among others, statements regarding whether a definitive agreement will be reached with Quazar, the terms of that agreement, and the anticipated use of proceeds—all of which may change as negotiations continue. These statements reflect our current expectations based on information available at this time, but future events may differ materially from those anticipated.

The “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, along with other cautionary language in that report or in our subsequent filings, outlines important risks and uncertainties. These may cause our actual results to differ materially from the forward-looking statements herein, including but not limited to the failure to finalize the agreement with Quazar, modifications to its terms, or alternative uses of proceeds.

We assume no obligation to revise or update any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable securities laws and regulations.

“NEO100” and NEO “212” are registered trademarks of NeOnc Technologies Holdings, Inc.

Company Contact:

info@neonc.com

Investor Contact:

James Carbonara

Hayden IR

(646)-755-7412

James@haydenir.com

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